Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Green Giant Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	-		-	-	-	-
	Equity	Preferred Stock, par value $0.001 per share
	Debt	Debt Securities	-		-	-	-	-
	Other	Warrants	-		-	-	-	-
	Other	Rights	-		-	-	-	-
	Other	Units	-		-	-	-	-
	Unallocated (Universal) Shelf	-	457	(o)			$500,000,000	0.00011020	$55,100
Fees Previously Paid	-	-	-		-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-		-		-
	Total Offering Amounts						$500,000,000		$55,100
	Total Fees Previously Paid								-
	Total Fee Offsets								-
	Net Fee Due								$55,100

(1)	There are being registered hereunder such indeterminate number of securities of each identified class of securities up to a proposed aggregate offering price not to exceed $500,000,000. The securities registered also include such indeterminate prices and numbers of securities as may be issued upon conversion of or exchange for or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(ii)(b) of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.